                      URANIUM CONCENTRATES SALES AGREEMENT

     THIS AGREEMENT is made this 28th day of August, 1996 by and between:
URANIUM RESOURCES, INC., a corporation established and existing under the laws of the State of Delaware and having principal offices at 12750 Merit Drive, Suite 1020, LB 12, Dallas, Texas 75251 (herein referred to as "Seller"), and
[     ] a corporation established and existing under the laws of the State of
[     ] with its principal offices in [     ] (hereinafter referred to as
"Buyer"), [     ].

     WHEREAS, Buyer [     ], is authorized to contract for the operational
needs of said plants; and

     WHEREAS, Buyer, in its contracting for said plant needs, is the holder of a grandfathered, "eligible contract" within the meaning of the August 1, 1996 U.S. Department of Commerce ("USDOC") notice of final decision regarding importation into the United States of natural uranium concentrates originating in the Russian Federation, Kazakstan, or Uzbekistan but enriched in a third country prior to such importation, wherein Buyer may import into the United States up to the final twenty-five percent (25%) of permitted contract volumes if such uranium is obtained in conjunction with a "matched sale" or "matched sales" of an equal amount of "newly produced" United States origin natural uranium; and
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        WHEREAS, Seller is engaged in the business of selling and has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller, certain quantities of "newly produced" United States origin natural uranium concentrates conforming to dictates of the August 1, 1996 USDOC final decision and in accordance with the terms and conditions of this Agreement;

        NOW THEREFORE, in consideration of the premises above recited and the mutual promises herein contained, Buyer and Seller hereby agree as follows:

ARTICLE 1: DEFINITIONS

        When any one of the following terms is used in this Agreement, wherein the first letter is written with a capital letter, then that term shall have the following definition. Words importing persons include corporations, and words importing only the singular include the plural and vice versa when the context requires.

(a) "Book Transfer" shall mean the transfer of Concentrates on the records of the Converter from the account of Seller to the account of Buyer, after the Concentrates have met the Specifications of the Converter;

(b) "Concentrates" shall mean concentrates containing natural uranium in the form of triuranium octoxide (U(3)0(2)) which has been neither enriched nor depleted and which has a concentration of the isotope U-235 of
        0.711 (nominal) weight percent;

(c) "(this) Agreement" shall mean this instrument as a whole, including any appendices or exhibits hereto, as the same may be amended from time to time. The expressions "herein", "hereto", "hereunder", "hereof" and similar expressions refer to this


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        Agreement as so defined and to any relevant article, section, subsection or other subdivision so designated;

(d) "Converter" shall mean the operator of the uranium conversion facility or the conversion facility itself of Allied-Signal Corporation at Metropolis, Illinois, USA, or another North American conversion operator or facility mutually acceptable to both Seller or Buyer;

(e) "Delivery Date" shall mean a calendar day on which Concentrates are to be delivered by Seller to Buyer in accordance with this Agreement;

(f) "Delivery Quantity" shall mean the amount of Concentrates, in pounds U(2)O(3), which is to be delivered by Seller to Buyer in accordance with this Agreement;

(g)     [     ]

(h) "Origin" shall mean the country or nation in which the Concentrates delivered by Seller to Buyer are mined and milled, including by the insitu process, and more specifically in this Agreement, the United States;

(i) "Party" or "Parties" shall mean Seller or Buyer or both, as the context may require;

(j)     "Purchase Price" shall have the meaning attributed to that term in
        Article 4;

(k) "Specifications" shall mean the Converter's standard specifications in effect at the time of delivery of Concentrates under this Agreement which establishes the acceptability of U(2)O(3) for conversion to UF(6) without penalty or surcharge;

(l) "Suspension Agreement(s)" shall mean that agreement(s) dated October 16, 1992, as amended, by and between the U.S. Department of Commerce and certain republics


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     of the Commonwealth of Independent States (namely, Kazakstan, Kyrgyzstan,
     Uzbekistan, and the Russian Federation) suspending the Antidumping Investigation on uranium imports into the United States from such republics;

(m) "Russian Suspension Agreement Amendment" shall mean that agreement dated March 11, 1994 by and between the U.S. Department of Commerce and the Russian Federation amending the Russian Federation's Suspension Agreement to allow imports into the United States of Russian origin uranium on a matching basis with newly produced United States origin uranium and shall include the U.S. Department of Commerce Statement of Administrative Intent, dated June 17, 1994, and Second Statement of Administrative Intent, dated July 19, 1994;

(n) "Term" shall mean the period from the execution of this Agreement through and including December 31, 1999;

(o)  "U-235" shall mean the isotope of uranium with the atomic weight 235; and

(p) "U(3)O(8)" shall mean natural uranium containing at least 0.711 (nominal) weight percent U-235 as contained in concentrates as expressed in triuranium octoxide.

ARTICLE 2: QUANTITIES AND ORIGINS

     2.1 Subject to the other provisions of this Agreement and unless otherwise agreed by the Parties during the Term of this Agreement, Seller shall sell and deliver to Buyer and Buyer shall purchase and receive from Seller during the Term of this Agreement the quantities of Concentrates to be delivered, in accordance with Article 3 hereof, upon the Delivery Dates as indicated below:


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                                           Quantity
           Delivery Dates                pounds U(3)O(2)
     ---------------------           -----------------------

          March 31, 1997                   110,000

        September 30, 1997                 110,000

          March 31, 1998                   248,658

        September 30, 1998                 107,900
                                           -------

             Agreement Total:              576,558

     2.2 The Concentrates delivered by Seller to Buyer under this Agreement shall be of United States Origin and shall qualify as "newly produced" (i.e. after March 11, 1994) uranium in accordance with the "matched sales" of United States and Russian Origin Concentrates pursuant to terms of the Russian Suspension Agreement Amendment.

ARTICLE 3:  DELIVERY, ACCEPTANCE, TITLE AND RISK OF LOSS

     3.1 Unless otherwise agreed by the Parties, Seller shall deliver Concentrates to Buyer under this Agreement by Book Transfer at the Converter on the Delivery Dates set forth in
     Article 2.1. Delivery of Concentrates shall be effected when Buyer's account is credited with the Concentrates by the Converter. Seller shall request the Converter to provide written notification to Buyer following each delivery of Concentrates, verifying the actual quantity, the actual date of delivery, and the Origin of the Concentrates delivered. Seller shall be responsible for all fees





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     and charges assessed by the Converter as a result of Seller's failure to make timely delivery of Concentrates hereunder, unless such failure is excused pursuant to Article 7 hereof.

     3.2 Concentrates delivered by Seller to Buyer hereunder shall meet the Converter's Specifications for uranium concentrates in effect as of the Delivery Date of such Concentrates. Seller shall be responsible for all fees, charges and surcharges assessed by the Converter as a result of Seller's failure to make delivery of Concentrates which conform to such Specifications. The Parties agree that conformance of the Concentrates to the Converter's Specifications shall be determined by the Converter.

     3.3 Title to and risk of loss of or damage to Concentrates which conform to the Converter's Specifications shall pass from Seller to Buyer at the time of Book Transfer of such Concentrates in accordance with
     Article 3.1 hereof.

ARTICLE 4:  PRICE AND PAYMENT

     4.1 As consideration for the Concentrates which Seller sells and delivers to Buyer under the terms and conditions of this Agreement, Buyer shall pay to Seller for each pound U(3)O(8) of such Concentrates a Purchase
     Price of [     ] (hereinafter "Purchase Price").  The Purchase Price set
     forth in the preceding sentence is expressed in U.S. Dollars as of March 31, 1996 and shall be adjusted, from the first calendar quarter of 1996 to and including the calendar quarter that is two (2) calendar quarters immediately prior to the calendar quarter in which delivery occurs hereunder, by use of the following formula:


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PP(D) = PP(S) (C2/C1)

where:

PP(D) = Purchase Price at the time of delivery;

PP(S) = Purchase Price as expressly set forth above [     ];

C1    = Implicit Price Deflator for Gross Domestic Product (hereinafter "IPD")
        published monthly by the U.S. Department of Commerce, Bureau of Economics for the first calendar quarter of 1996 (this is the base period);

C2    = Implicit Price Deflator for Gross Domestic Product (IPD) published monthly by the U.S. Department of Commerce, Bureau of Economics for the calendar quarter that is two calendar quarters immediately prior to the calendar quarter in which delivery occurs.

The PP(D) shall be determined using the first published values for the C1 and C2 available at the time of delivery hereunder, and no recomputation of the PP(D) shall be made as a result of any subsequent revision of such value.

If the method for computing the IPD is modified from that existing as of the date of this Agreement or if the U.S. Department of Commerce, Bureau of Economics (hereinafter "Bureau") or any successor U.S. Agency ceases to publish the IPD, and if the Bureau or any such agency states that the index as so modified or another index then being published by the Bureau or such agency is substantially equivalent to the IPD, then such index shall be the replacement index for purposes of determining the Purchase Price for deliveries made subsequent to such modification or cessation. If, however, the IPD is rebased after the date of this Agreement, such rebasing shall not be deemed a modification requiring a replacement index for purposes of determining the Purchase Price for deliveries made subsequent to such


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        rebasing. In the event the Bureau or any such agency does not state that the modified index then being published by the Bureau or such agency is substantially equivalent to the IPD, then, within thirty (30) days after one Party notifies the other Party of such modification or cessation of publication, the Parties shall agree upon a replacement index for purposes of determining the Purchase Price for deliveries made subsequent to such modification or cessation and as to which no Purchase Price has been determined under this Agreement. Any replacement index shall, to the greatest extent practicable, be substantially equivalent to the IPD.

        4.2 All costs in connection with the delivery of Concentrates to Buyer under this Agreement, including, without limitation, all logistical, packaging, insurance, transporting, handling, weighing, sampling, assaying, and administrative costs shall be paid by Seller.

        4.3 The total amount due Seller by Buyer hereunder shall be (1) the product of the Purchase Price as determined pursuant to this Article 4 multiplied by the number of pounds U(3)O(8) of Concentrates delivered to Buyer in accordance with Article 3 hereof, less (2) any fees, charges and surcharges assessed by the Converter and not paid by Seller as a result of Seller's failure to make timely delivery of conforming Concentrates in accordance with Articles 3.1 or 3.2 hereof. Seller shall provide Buyer with an invoice containing payment instructions prior to or coincident with Seller's delivery of Concentrates. Such invoice,
        addressed to Buyer, should be sent [     ] in accordance with the
        provisions of Article 12 hereof. Buyer shall make payment of the amount


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     due Seller by electronic funds transfer to a bank account as designated by
     Seller in Seller's invoice no later than thirty (30) days after the last to occur of the following: (1) the Delivery Date; or (2) receipt by Buyer of Seller's invoice. Receipt by Buyer of written confirmation from the Converter stating that the appropriate quantity of conforming Concentrates has been transferred to the account of Buyer and the date of such transfer shall be a condition precedent to Buyer's payment of Seller's invoice.

ARTICLE 5: TAXES, DUTIES, AND TARIFFS

     Seller shall be responsible for all taxes, custom duties, tariffs, assessments and other fees and charges (hereinafter "governmental assessments") levied or imposed by any foreign, federal, state, local or other governmental authority in connection with the mining, processing, transport, delivery, sale, import, export, possession, ownership or use of the Concentrates prior to or coincident with Seller's sale and Book Transfer of the Concentrates to Buyer hereunder, including, without limitation, all such governmental assessments levied as a result of the Origin of the Concentrates.

     Buyer shall be responsible for all governmental assessments levied or imposed by any foreign, federal, state, local or other governmental authority in connection with the processing (including, without limitation, conversion, enrichment and fabrication), transport, delivery, sale, import, export, possession, ownership or use of the Concentrates subsequent to Seller's sale and Book Transfer of the Concentrates to Buyer hereunder, including any sale and other taxes imposed on the sale and transfer of title to such Concentrates to Buyer.


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ARTICLE 6: LICENSES AND PERMITS

     6.1 Seller shall obtain or cause to be obtained any and all licenses, permits and other authorizations that may be lawfully required by any agency of any government in order that Seller, or any party on its behalf, can legally sell and Book Transfer to Buyer the Concentrates subject to sale to Buyer hereunder and, upon Buyer's request, shall furnish to Buyer proof of such licenses, permits and other authorizations.

     6.2 Buyer shall obtain or cause to be obtained any and all licenses, permits and other authorizations that may be lawfully required by any agency of any government in order that Buyer, or any party on its behalf, can legally purchase and accept Book Transfer from Seller of the Concentrates subject to sale to Buyer hereunder and, upon Seller's request, shall furnish to Seller proof of such licenses, permits and other authorizations.

ARTICLE 7: FORCE MAJEURE

     7.1 Neither Party shall be responsible for or liable to the other Party for any delay in or failure of Seller to deliver of Buyer to accept Concentrates hereunder where such delay or failure is due to any event beyond the reasonable control of the party whose performance is affected by the event, such as the following events if beyond the reasonable control of the Party claiming force majeure; accident; fire; explosion; flood; Act of God; war; foreign war; riot; rebellion; revolution; blockade; strike; lockout or other labor dispute; requirement, regulation, restriction or other


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act or failure to act of any government or governments, whether legal or otherwise; act of public enemies; impossibility of securing or delay in securing fuel supplies, or electric power, necessary for operation of mines and plants where the Concentrates will be produced; damage to or destruction of such mines or plants; delays or interruptions in transportation by rail, water, or otherwise. An outage or shutdown of any of the Nuclear Units shall be deemed an event of force majeure hereunder, if such outage or shutdown extends, or is reasonably anticipated to extend, for a period of 180 days or more, in the aggregate, during any 365 day period. Except for failure of performance by a third party due to an event of force majeure under such third party's agreement with Seller or Buyer, any failure by any third party to comply with Seller's or Buyer's instructions or any breach of an agreement between such third party and Seller or Buyer shall not constitute force majeure and shall not excuse or mitigate any failure by Seller or Buyer to perform under this Agreement. The Party claiming force majeure hereunder shall promptly notify the other Party within three (3) business days of the circumstances of such force majeure event, shall advise the other Party, if and when known, of the likely duration of the force majeure event, shall use all reasonable diligence to remedy the force majeure event, or to avoid or minimize the consequences of suspending performance of the obligation affected by the force majeure event, provided that nothing herein shall require such Party to settle strike or other labor disputes contrary to its interest, and shall continue with its obligations after the force majeure event has ceased to exist. Except as otherwise provided in Article 7.2 hereof, performance of the obligation

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affected by the force majeure event shall be deemed suspended so long as such force majeure event continues to prevent or delay performance.

If a force majeure event partially prevents or delays the delivery or acceptance of Concentrates hereunder, the obligation of the Parties to deliver and accept Concentrates shall be suspended proportionately during the duration of the force majeure event, and the Parties shall remain obligated to deliver and accept that portion of Concentrates that is not affected by such force majeure event.

7.2 If any event(s) of force majeure prevents or delays the delivery or acceptance, or is reasonably anticipated to prevent or delay the delivery or acceptance, of a Delivery Quantity for a period in excess of sixty (60) days beyond the Delivery Date, the Party not claiming force majeure may elect, in its sole discretion, to terminate such Delivery Quantity and have such quantity of Concentrates removed from the delivery and purchase obligations of this Agreement. If one or more events of force majeure continue, or are reasonably anticipated to continue, for a period of 180 days, in the aggregate, during any twelve (12) month period, either Party may elect, in its sole discretion and upon thirty (30) days written notice to the other Party, to terminate this Agreement with respect to the balance of the quantities of Concentrates which have not been delivered hereunder, or any portion thereof. If a force majeure event suspends delivery and acceptance obligations for a Delivery Quantity of Concentrates, or any portion thereof, and the Party not claiming force majeure does not elect to terminate the delivery of such Concentrates or terminate this Agreement pursuant to this Article 7.2, the Parties


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     shall make mutually acceptable, reasonable arrangements, including any reasonable extension of the Term of this Agreement, for the delivery of such quantity of Concentrates after the cessation of the force majeure event. No termination pursuant to this Article 7.2 shall affect the obligations and liabilities of the Parties under this Agreement with respect to previously delivered Concentrates or the balance of the quantities of undelivered Concentrates which were not terminated.

ARTICLE 8: WARRANTIES

     8.1 Seller represents and warrants to Buyer that (1) Seller has the right and is duly authorized to enter into and perform, and will perform, this Agreement in accordance with its terms and conditions, (2) Seller will transfer to Buyer good and marketable title to all Concentrates delivered or transferred to Buyer under this Agreement and that such title will be free of all claims, liens, charges and encumbrances whatsoever, (3) all concentrates delivered or transferred to Buyer under this Agreement will meet the Converter's Specifications for commercial, natural uranium concentrates in effect as of the Delivery Date, and (4) the Concentrates to be delivered or transferred under this Agreement will not have been obtained in any manner or through any transaction that would violate United States laws or regulations or have been used in or resulted from any type or transaction which would circumvent any of the Suspension Agreement as amended.

          In the event that any Concentrates delivered under this Agreement fail to conform to the above warranties, Seller shall, at its own expense and within thirty (30) days after receipt of written notice of such nonconformance, replace all


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        nonconforming Concentrates by delivering to the Converter an equal quantity of conforming Concentrates, and shall be responsible for removal from the Converter of the nonconforming Concentrates; provided however, that if Concentrates delivered hereunder fail to meet the Converter's Specifications and if permitted by the Converter in lieu of replacement of Concentrates, Seller may pay the applicable fees, charges and surcharges assessed by the Converter, as a result of the nonconformance, in order to have the Concentrates accepted for conversion. The Parties agree that conformance of the Concentrates to the Converter's Specifications shall be determined by the Converter.

        8.2 Seller represents and warrants to Buyer that the delivery and sale of Concentrates in connection with this Agreement shall comply with the Russian Suspension Agreement Amendment, including, without limitation, that the United States Origin Concentrates delivered hereunder are "newly produced" within the meaning of the Russian Suspension Agreement Amendment.

        THE WARRANTIES SET FORTH IN THIS ARTICLE 8 (WARRANTIES) ARE EXCLUSIVE, AND NO OTHER WARRANTIES OF ANY KIND, WHETHER STATUTORY, WRITTEN, ORAL OR IMPLIED (INCLUDING WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY) SHALL APPLY.

ARTICLE 9:      CONSEQUENTIAL DAMAGES AND LIMITATION OF LIABILITY

        In no event shall either Party be liable to the other Party for any indirect, incidental, special or consequential damages of any nature, including, but not limited to,


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loss of profits, loss of use of uranium or revenue, purchase of replacement power, expenses involving cost of capital, or claims of customers, whether such damages are a result of breach of this Agreement or otherwise; provided however, that fees, charges and surcharges assessed by the Converter as a result of Seller's failure to make timely delivery of conforming Concentrates in accordance with Articles 3.1 or 3.2 shall be paid by Seller. In no event shall either Party's total liability to the other Party for claims of any kind arising out of or connected with or resulting from this Agreement, including any action arising in tort, contract, or negligence, exceed the Purchase Price times the number of pounds of Concentrates to be delivered by Seller to Buyer hereunder as of the date of execution of this Agreement.

ARTICLE 10: APPLICABLE LAW; ARBITRATION

        This Agreement shall be governed by and construed in accordance with
the substantive laws of the State of [     ] and applicable United States
federal law, including, without limitation, the Federal Arbitration Act, 9 U.S.C. p 1 et. seq. (the "FAA"). Any disputes, claims, or controversies arising out of or relating to the validity, interpretation, performance, or breach of this Agreement shall be finally settled through arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"); provided, however, that should such Rules conflict with the provisions hereof, the provisions of this Agreement shall govern.

        Either Party shall have the right to request arbitration by giving written notice to the other Party and to any regional office of the American Arbitration Association. Three (3) arbitrators shall be appointed by the American Arbitration Association in accordance

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with the Rules. The decision of the majority of the three arbitrators shall be final and binding on the Parties as to such matters that are submitted to and determined by them, and judgment upon the decision rendered by the arbitrators may be entered in any court having jurisdiction thereof. The site of any
arbitration proceeding shall be [     ] and the cost of the arbitration shall
be shared equally by the Parties unless the arbitrators decide otherwise. All statutes of limitations which would otherwise be applicable to an action brought by a Party in court shall be applicable in any such arbitration proceeding, and initiation of an arbitration proceeding under this Agreement shall be deemed the commencement of an action for such purposes.

     The Parties acknowledge that the subject of this Agreement is a transaction involving interstate commerce, and that the enforceability of this
Article 10 is governed by the FAA. This provision is a material term of the Parties' agreement and the failure of either Party to comply with this provision will release the Party not in default under this provision, at its option, from its future obligations under the Agreement, notwithstanding any claim that this provision is not specifically enforceable under the laws of the
State of [     ]. By executing this Agreement, the Parties waive their
respective right to trial by jury of disputes, claims or controversies arising out of or relating to the validity, interpretation, performance or breach of this Agreement.

ARTICLE 11: CONFIDENTIALITY

     The terms of this Agreement and all data and information coming into possession of either Party by virtue of this Agreement shall be deemed to be confidential and each Party will use reasonable efforts to avoid disclosure to any third party (other than to


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Seller's, Buyer's or their agents' employees, accountants, attorneys, affiliates or Co-Owners, government authorities having appropriate jurisdiction, and other parties where required by law or regulation, in which event consent of the other Party shall not be required) without the prior written consent of the other Party, in which event consent of the other Party shall not be unreasonably withheld. However, either Party may disclose all or part of this Agreement on a confidential basis without such consent to investors or financial institutions if such disclosure is for the purpose of financing the transaction encompassed in this Agreement or other company operations. Either Party compelled by a court or regulatory agency to disclose such data or information or any part of this Agreement shall so notify the other Party in writing at the earliest possible time and shall use reasonable efforts to limit such disclosure to the narrowest possible group. Notwithstanding the foregoing each Party retains the right to disclose information regarding this Agreement to governmental authorities having jurisdiction, including, without limitation, the USDOC for the purposes of confirming this Agreement as part of a matching transaction as set forth in
Article 14 hereof.

ARTICLE 12: NOTICES

     All notices, invoices or other communications required or which may be given hereunder shall be addressed and forwarded as follows:

     If to Buyer:  [     ]
                   [     ]
                   [     ]                            (General Mailing)
                   [     ]


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
                [     ]             (Express Delivery)
                [     ]
                [     ]

                [     ]

                [     ]
                [     ]
                [     ]

If to Seller:   Uranium Resources, Inc.
                12750 Merit Drive
                Suite 1020, LB12
                Dallas, Texas 75251

                Attn:  Vice President-Marketing
                Phone: 214/387-7777
                Fax:   214/387-7779

Any notice, invoice or other communication hereunder shall be deemed to have been properly given if in writing and personally delivered, sent by courier service, sent by United States mail, or transmitted by facsimile (telecopier) if confirmed promptly by one of the foregoing methods, and shall be deemed to have been given on the date of receipt.

All invoices submitted by Seller to Buyer hereunder should be addressed to
[     ] in accordance with Buyer's address as set forth herein.

Either Party may, at any time, by written notice to the other Party given as aforesaid, change its address to which notices and other communications directed to it shall be sent thereafter.


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ARTICLE 13: ASSIGNMENT

     This Agreement may not be assigned by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided that (i) either Party may, without such consent, assign this Agreement and its rights or obligations hereunder to a subsidiary, affiliate, trust, bank, or financial institution for the purposes of, or in connection with, the securing of financing related to this transaction, and (ii) Buyer may, without such consent, assign this Agreement to any direct or indirect subsidiary
of [     ] or assign this Agreement, in whole or in part, to any entity which may be or become a joint owner with Buyer of any nuclear facility. Notice to the non-assigning Party of any such assignment pursuant to the foregoing shall be given promptly by the assigning Party. In no event shall any such assignment be construed as a novation or discharge of the assigning Party's obligations hereunder. Except as so provided, any purported assignment hereof shall be null and void.

ARTICLE 14: COMPLIANCE WITH THE SUSPENSION AGREEMENT

     Buyer and Seller agree that this Agreement shall not become effective until confirmed by the USDOC as a matched sale transaction to which Buyer is entitled in accordance with the August 1, 1996 USDOC final decision regarding importation of uranium of Russian Federation, Kazakstan, and Uzbekistan Origin. If such confirmation is not obtained by September 30, 1996, this Agreement shall be null and void. Buyer shall submit this Agreement to the USDOC for confirmation within five (5) days after the date of this Agreement and shall use its best efforts to obtain such confirmation, including, without limitation, submittal of all information, certifications and documentation required by the


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
USDOC for such certification. Seller shall furnish to the USDOC any certification required of Seller and shall reasonably cooperate with Buyer in supplying other information, or necessary documentation within Seller's possession, which may be required by the USDOC for the confirmation of this Agreement.

ARTICLE 15: FOREIGN CORRUPT PRACTICES ACT

        Seller acknowledges that because Buyer is subject to the provisions of United States Public Law 95-213, the Foreign Corrupt Practices Act of 1977 and any amendments thereto ("FCPA"), Seller agrees to meet and comply with the standards of conduct required thereby. Seller specifically understands and agrees that Seller shall not make any offer, payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value, to any foreign official, any foreign political party or official thereof or any candidate for foreign political office, or any other person that is contrary to the prohibitions set forth in the FCPA, including, without limitation, Sections 78dd-1(a) or 78dd-2(a) thereof ("Improper Payments"). Seller hereby further represents and warrants that within the meaning of the FCPA: (a) neither Seller, nor any other person affiliated with Seller's business or any representative or agent of Seller, is a foreign official or official of a foreign political party, or a candidate for foreign political office, or a person who will offer all or a portion of the consideration received by Seller to any foreign official, foreign political party or official thereof, or to any candidate for foreign political office, and (b) that the consideration, or any portion thereof, paid by Buyer to Seller, pursuant to this Agreement or otherwise, constitutes consideration only for property or services rendered and is not given, directly or indirectly, through such


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
party or any person interested in such party, to influence any act or decision of a foreign official in his official capacity or to induce such foreign official to use his or her influence with a foreign government or instrumentality to affect or influence any act or decision of such government or instrumentality in order to assist Buyer in obtaining or retaining business. In the event that Seller is found to have made any Improper Payment or otherwise violated the provisions of this Article 15, then in addition to other rights and remedies available to Buyer hereunder and under applicable law, Buyer shall have the right to recover from Seller or withhold any consideration due to Seller under this Agreement or any agreement entered into pursuant hereto
(i) the amount or value of the Improper Payment, and (ii) any fines, expenses or attorneys' fees incurred by Buyer in connection with the Improper Payment or violation hereof.

ARTICLE 16: [     ]

     [     ]

ARTICLE 17: BENEFITED PARTIES

     Buyer has the right and obligation to construct, operate, and maintain, on
behalf of itself [     ]


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
[     ] and has the right to enter into agreements for exercising such right and performing such obligations. As their interests appear, each and every
right, benefit, and remedy accruing to Buyer likewise accrues to [     ]
including, but not limited to, the right to enforce this Agreement in their own name or names, provided, however that the foregoing shall not be construed as
providing rights, benefits, or remedies to [     ] which when combined with
those of Buyer exceed the rights of Buyer under this Agreement.
Notwithstanding the foregoing, Buyer shall be responsible for all compensation to be paid to Seller hereunder, and Seller shall submit its invoices to Buyer for payment.

ARTICLE 18: ENTIRE AGREEMENT

     This Agreement contains the entire agreement between the Parties and supersedes all other prior negotiations, undertakings, notes, memoranda, and agreements, whether written or oral, concerning the subject matter hereof.

ARTICLE 19: WAIVER

     No waiver, alteration, amendment, or modification of this Agreement or other covenant, condition or limitation herein contained is valid unless in writing and duly executed by each of the Parties hereto. Furthermore, no evidence of any waiver, alteration, amendment or modification shall be offered or received in evidence in any proceeding, arbitration or litigation between the Parties arising out of or affecting this Agreement, or the rights or obligations of any Party hereunder, unless such waiver, alteration, amendment or modification is in writing, and duly executed by the Parties. Further, the provisions of this Article 19 may not be waived except as herein set forth.

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
ARTICLE 20: MISCELLANEOUS

       20.1 If any one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal, or unenforceable in any respect, the validity, legality, or enforceability of the remaining provisions and other applications thereof shall not in any way be affected or impaired.

       20.2 The provisions of this Agreement which by their nature survive acceptance, performance, and termination or expiration of Concentrates deliveries hereunder, including, without limitation, the provisions concerning payment, warranties and other remedies, and confidentiality shall remain in full force and in effect following termination or expiration of this Agreement.

       20.3 Subject to the provisions of Article 13, this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and assigns.

       20.4 The captions and headings appearing in this Agreement are inserted for convenience of reference only and shall not affect the interpretation or construction of this Agreement or any provision hereof.

       20.5 This Agreement may be executed by the Parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

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

        IN WITNESS WHEREOF, the Parties have duly executed this Agreement by their authorized representatives, respectively, as of the day and year first set forth above.



[     ]                                    URANIUM RESOURCES, INC.



[     ]                                    /s/ JOE H. CARD
------------------------------             ------------------------------
Signature                                  Signature

[     ]                                    Joe H. Card
------------------------------             ------------------------------
Name                                       Name

[     ]                                    Sr. V.P., Marketing
------------------------------             ------------------------------
Title                                      Title

[     ]                                    August 26, 1996
------------------------------             ------------------------------
Date                                       Date


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